Clearway Energy, Inc. Reports Second Quarter 2024 Financial Results

•Signed agreement with Clearway Group to commit to invest in 314 MW of solar plus storage projects
•Received offer from Clearway Group to invest in a 500 MW solar plus storage project
•Entered into new Resource Adequacy contract for Marsh Landing
•Reaffirming 2024 financial guidance
•Increasing the quarterly dividend by 1.7% to $0.4171 per share in the third quarter of 2024, or $1.6684 per share annualized
•Continue to target annual dividend per share growth in the upper range of 5% to 8% through 2026

PRINCETON, NJ — August 1, 2024— Clearway Energy, Inc. (NYSE: CWEN, CWEN.A) today reported second quarter 2024 financial results, including Net Income of $4 million, Adjusted EBITDA of $353 million, Cash from Operating Activities of $196 million, and Cash Available for Distribution (CAFD) of $187 million.

"Following another solid quarter that benefited from our operating fleet's diversification, Clearway remains well positioned to achieve its 2024 financial objectives,” said Craig Cornelius, Clearway Energy, Inc.’s President and Chief Executive Officer. “With the upsized growth investment commitment to the Luna Valley and Daggett 1 projects, we have now committed to deploying all of the excess proceeds received from the sale of our district thermal business and established our path to achieve the financial objectives we had set through 2026. We are also pleased to be continuing our path towards realizing CAFD per share growth contributions from our natural gas assets with the announcement of our latest resource adequacy contract for Marsh Landing. As we look further ahead, we have in view a number of levers for increased long-term CAFD per share growth. Among these are potential future growth investments in the Pine Forest and Honeycomb project complexes and targeted 3rd party M&A opportunities – each of which can be funded accretively with current liquidity and organic cash flow received from our portfolio over time.”

Adjusted EBITDA and Cash Available for Distribution used in this press release are non-GAAP measures and are explained in greater detail under “Non-GAAP Financial Information” below.

Overview of Financial and Operating Results

Segment Results

Table 1: Net Income/(Loss)

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/24	6/30/23	6/30/24	6/30/23
Conventional	9	37	25	61
Renewables	38	98	(6)	50
Corporate	(43)	(51)	(61)	(67)
Net Income/(Loss)	$4	$84	$(42)	$44

Table 2: Adjusted EBITDA

($ millions)	Three Months Ended		Six Months Ended
Segment	6/30/24	6/30/23	6/30/24	6/30/23
Conventional	57	76	108	152
Renewables	306	248	475	399
Corporate	(10)	(8)	(19)	(17)
Adjusted EBITDA	$353	$316	$564	$534

Table 3: Cash from Operating Activities and Cash Available for Distribution (CAFD)

	Three Months Ended		Six Months Ended
($ millions)	6/30/24	6/30/23	6/30/24	6/30/23
Cash from Operating Activities	$196	$134	$277	$209
Cash Available for Distribution (CAFD)	$187	$137	$239	$133

For the second quarter of 2024, the Company reported Net Income of $4 million, Adjusted EBITDA of $353 million, Cash from Operating Activities of $196 million, and CAFD of $187 million. Net Income decreased versus 2023 primarily due to non-cash impacts from the mark to market impact of economic hedges. Adjusted EBITDA results in the second quarter were higher than 2023 primarily due to higher renewable production at certain facilities and the contribution of growth investments. CAFD results in the second quarter of 2024 were higher than 2023 primarily due to higher EBITDA and lower debt service in the Conventional fleet coinciding with the expiration of the tolling agreements.

Operational Performance

Table 4: Selected Operating Results1

(MWh in thousands)	Three Months Ended		Six Months Ended
	6/30/24	6/30/23	6/30/24	6/30/23
Conventional Equivalent Availability Factor	97.1%	90.1%	91.7%	82.3%
Solar MWh generated/sold	2,613	1,544	4,056	2,410
Wind MWh generated/sold	2,947	2,433	5,466	5,177
Renewables generated/sold[2]	5,560	3,977	9,522	7,587

In the second quarter of 2024, availability at the Conventional segment was higher than the second quarter of 2023 primarily due to longer planned maintenance in 2023 and strong operational performance in 2024. Generation in the Renewables segment during the second quarter of 2024 was 40% higher than the second quarter of 2023 primarily due to the contribution of growth investments as well as higher wind resource at certain facilities.

Liquidity and Capital Resources

Table 5: Liquidity

($ millions)	6/30/2024	12/31/2023
Cash and Cash Equivalents:
Clearway Energy, Inc. and Clearway Energy LLC, excluding subsidiaries	$35	$410
Subsidiaries	191	125
Restricted Cash:
Operating accounts	169	176
Reserves, including debt service, distributions, performance obligations and other reserves	175	340
Total Cash	$570	$1,051
Revolving credit facility availability	495	454
Total Liquidity	$1,065	$1,505

Total liquidity as of June 30, 2024, was $1,065 million, which was $440 million lower than as of December 31, 2023, primarily due to the execution of growth investments including payments for Cedar Creek, Victory Pass, Arica and the Rosie BESS assets.

1 Excludes equity method investments
2 Generation sold excludes MWh that are reimbursable for economic curtailment

As of June 30, 2024, the Company's liquidity included $344 million of restricted cash. Restricted cash consists primarily of funds to satisfy the requirements of certain debt arrangements and funds held within the Company's projects that are restricted in their use. As of June 30, 2024, these restricted funds were comprised of $169 million designated to fund operating expenses, approximately $42 million designated for current debt service payments, and $89 million of reserves for debt service, performance obligations and other items including capital expenditures. The remaining $44 million is held in distribution reserve accounts.

Potential future sources of liquidity include excess operating cash flow, availability under the revolving credit facility, asset dispositions, and, subject to market conditions, new corporate debt and equity financings.

Growth Investments and Strategic Announcements

Resource Adequacy Agreement at Marsh Landing

On July 31, 2024, the Company contracted with a load serving entity to sell approximately 195 MW of Marsh Landing’s RA commencing in October 2026 and ending in December 2028. Marsh Landing is now contracted for approximately 99% of its capacity through 2027 at terms providing for higher project level CAFD in 2027 relative to current run-rate expectations.

Pine Forest Offer

On July 19, 2024, Clearway Group offered the Company the opportunity to enter into partnership arrangements to own cash equity interests in a 500 MW solar plus storage project that is expected to reach commercial operations in 2025. The potential corporate capital commitment for the investment is expected to be approximately $155 million. The investment is subject to negotiation both with Clearway Group, and the review and approval by the Company’s Independent Directors.

Luna Valley and Daggett 1 Storage

On June 27, 2024, the Company, through an indirect subsidiary, entered into an agreement to acquire cash equity interests in Luna Valley, a 200 MW solar facility currently under construction in Fresno County, California, and Daggett 1, a 114 MW BESS facility currently under construction in San Bernardino, California, for $143 million in cash consideration, subject to closing adjustments. Upon achieving commercial operations, the projects are underpinned by power purchase agreements with creditworthy counterparties with a weighted average contract duration of over 16 years. The consummation of the transaction is subject to customary closing conditions and certain third-party approvals and is expected in the second half of 2025. The Company expects the projects to contribute asset CAFD on a five-year average annual basis of approximately $14 million beginning January 1, 2026.

Financing Update

NIMH Solar Refinancing

On June 11, 2024, NIMH Solar LLC refinanced the amended and restated credit agreement, which included the issuance of a $137 million term loan facility, as well as $17 million in letters of credit in support of debt service and facility obligations. The obligations under the financing arrangement are supported by the Company’s interests in the Alpine, Blythe and Roadrunner solar facilities. The Company utilized the proceeds from the term loan and existing sources of liquidity to pay off the existing debt in the amount of $146 million. The refinancing resulted in no material change to the Company's run-rate CAFD expectations for the underlying projects.

Natural Gas CA Holdco LLC LC Facility

On July 25, 2024, the Company, through its indirect subsidiary, Natural Gas CA Holdco LLC, entered into a financing agreement that provides for a $200 million letter of credit facility, which will be utilized to support the collateral needs of the Company’s merchant conventional facilities and will free up capacity on the Company’s corporate revolving credit facility.

Quarterly Dividend

On August 1, 2024, Clearway Energy, Inc.’s Board of Directors declared a quarterly dividend on Class A and Class C common stock of $0.4171 per share payable on September 16, 2024, to stockholders of record as of September 3, 2024.
Seasonality

Clearway Energy, Inc.’s quarterly operating results are impacted by seasonal factors, as well as weather variability which can impact renewable energy resource throughout the year. Most of the Company's revenues are generated from the months of May through September, as contracted pricing and renewable resources are at their highest levels in the Company’s portfolio. Factors driving the fluctuation in Net Income, Adjusted EBITDA, Cash from Operating Activities, and CAFD include the following:

•Higher summer capacity and energy prices from conventional assets;
•Higher solar insolation during the summer months;
•Higher wind resources during the spring and summer months;
•Renewable energy resource throughout the year
•Debt service payments which are made either quarterly or semi-annually;
•Timing of maintenance capital expenditures and the impact of both unforced and forced outages; and
•Timing of distributions from unconsolidated affiliates

The Company takes into consideration the timing of these factors to ensure sufficient funds are available for distributions and operating activities on a quarterly basis.

Financial Guidance

The Company is reaffirming its 2024 full year CAFD guidance of $395 million. The Company's 2024 financial guidance factors in the contribution of committed growth investments based on current expected closing timelines and estimates for merchant energy gross margin at the conventional fleet. 2024 CAFD guidance does not factor in the timing of when CAFD is realized from new growth investments pursuant to 5-year averages beyond 2024. Financial guidance is based on median renewable energy production estimates for the full year.

Earnings Conference Call

On August 1, 2024, Clearway Energy, Inc. will host a conference call at 8:00 a.m. Eastern to discuss these results. Investors, the news media and others may access the live webcast of the conference call and accompanying presentation materials by logging on to Clearway Energy, Inc.’s website at http://www.clearwayenergy.com and clicking on “Presentations & Webcasts” under “Investor Relations.”

About Clearway Energy, Inc.

Clearway Energy, Inc. is one of the largest owners of clean energy generation assets in the US. The Company's fleet comprises approximately 9,000 MW of net owned generating capacity in 26 states, including over 6,500 MW of wind, solar, and energy storage assets, and approximately 2,500 MW of environmentally-sound, highly efficient natural gas generation facilities. Through this environmentally-sound diversified and primarily contracted portfolio, Clearway Energy endeavors to provide its investors with stable and growing dividend income. Clearway Energy, Inc.’s Class C and Class A common stock are traded on the New York Stock Exchange under the symbols CWEN and CWEN.A, respectively. Clearway Energy, Inc. is sponsored by its controlling investor, Clearway Energy Group LLC. For more information, visit investor.clearwayenergy.com.

Safe Harbor Disclosure

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, and typically can be identified by the use of words such as “expect,” “estimate,” "target," “anticipate,” “forecast,” “plan,” “outlook,” “believe” and similar terms. Such forward-looking statements include, but are not limited to, statements regarding, the Company’s dividend expectations and its operations, its facilities and its financial results, statements regarding the anticipated consummation of the transactions described above, the anticipated benefits, opportunities, and results with respect to the transactions, including the Company’s future relationship and arrangements with

Global Infrastructure Partners, TotalEnergies, and Clearway Energy Group, as well as the Company's Net Income, Adjusted EBITDA, Cash from Operating Activities, Cash Available for Distribution, the Company’s future revenues, income, indebtedness, capital structure, strategy, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although Clearway Energy, Inc. believes that the expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated above include, among others, the Company's ability to maintain and grow its quarterly dividend, impacts related to COVID-19 (including any variant of the virus) or any other pandemic, risks relating to the Company's relationships with its sponsors, the failure to identify, execute or successfully implement acquisitions or dispositions (including receipt of third party consents and regulatory approvals), the Company's ability to acquire assets from its sponsors, the Company’s ability to borrow additional funds and access capital markets due to its indebtedness, corporate structure, market conditions or otherwise, hazards customary in the power industry, weather conditions, including wind and solar performance, the Company’s ability to operate its businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from its asset-based businesses in relation to its debt and other obligations, the willingness and ability of counterparties to the Company’s offtake agreements to fulfill their obligations under such agreements, the Company's ability to enter into new contracts as existing contracts expire, changes in government regulations, operating and financial restrictions placed on the Company that are contained in the project-level debt facilities and other agreements of the Company and its subsidiaries, and cyber terrorism and inadequate cybersecurity. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations.

Clearway Energy, Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The Cash Available for Distribution are estimates as of today’s date, August 1, 2024, and are based on assumptions believed to be reasonable as of this date. Clearway Energy, Inc. expressly disclaims any current intention to update such guidance. The foregoing review of factors that could cause Clearway Energy, Inc.’s actual results to differ materially from those contemplated in the forward-looking statements included in this news release should be considered in connection with information regarding risks and uncertainties that may affect Clearway Energy, Inc.’s future results included in Clearway Energy, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov. In addition, Clearway Energy, Inc. makes available free of charge at www.clearwayenergy.com, copies of materials it files with, or furnishes to, the Securities and Exchange Commission.

# # #
Contacts:

Investors:                Media:
    Akil Marsh                Zadie Oleksiw
    investor.relations@clearwayenergy.com    media@clearwayenergy.com
    609-608-1500                202-836-5754

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions, except per share amounts)	2024	2023	2024	2023
Operating Revenues
Total operating revenues	$366	$406	$629	$694
Operating Costs and Expenses
Cost of operations, exclusive of depreciation, amortization and accretion shown separately below	117	118	243	226
Depreciation, amortization and accretion	153	128	307	256
General and administrative	9	9	20	19
Transaction and integration costs	3	2	4	2
Total operating costs and expenses	282	257	574	503
Operating Income	84	149	55	191
Other Income (Expense)
Equity in earnings of unconsolidated affiliates	8	3	20	—
Other income, net	12	9	28	17
Loss on debt extinguishment	(2)	—	(3)	—
Interest expense	(88)	(55)	(145)	(154)
Total other expense, net	(70)	(43)	(100)	(137)
Income (Loss) Before Income Taxes	14	106	(45)	54
Income tax expense (benefit)	10	22	(3)	10
Net Income (Loss)	4	84	(42)	44
Less: Net (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(47)	46	(91)	6
Net Income Attributable to Clearway Energy, Inc.	$51	$38	$49	$38
Earnings Per Share Attributable to Clearway Energy, Inc. Class A and Class C Common Stockholders
Weighted average number of Class A common shares outstanding - basic and diluted	35	35	35	35
Weighted average number of Class C common shares outstanding - basic and diluted	82	82	82	82
Earnings Per Weighted Average Class A and Class C Common Share - Basic and Diluted	$0.43	$0.33	$0.41	$0.32
Dividends Per Class A Common Share	$0.4102	$0.3818	$0.8135	$0.7563
Dividends Per Class C Common Share	$0.4102	$0.3818	$0.8135	$0.7563

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
(In millions)	2024	2023	2024	2023
Net Income (Loss)	$4	$84	$(42)	$44
Other Comprehensive Income
Unrealized gain on derivatives and changes in accumulated OCI, net of income tax benefit, of $—, $1, $—, and $—	1	3	—	—
Other comprehensive income	1	3	—	—
Comprehensive Income (Loss)	5	87	(42)	44
Less: Comprehensive (loss) income attributable to noncontrolling interests and redeemable noncontrolling interests	(46)	48	(89)	6
Comprehensive Income Attributable to Clearway Energy, Inc.	$51	$39	$47	$38

CLEARWAY ENERGY, INC.
CONSOLIDATED BALANCE SHEETS

(In millions, except shares)	June 30, 2024	December 31, 2023
ASSETS	(Unaudited)
Current Assets
Cash and cash equivalents	$226	$535
Restricted cash	344	516
Accounts receivable — trade	255	171
Accounts receivable — affiliates	1	—
Inventory	60	55
Derivative instruments	51	41
Note receivable — affiliate	—	174
Prepayments and other current assets	84	68
Total current assets	1,021	1,560
Property, plant and equipment, net	9,952	9,526
Other Assets
Equity investments in affiliates	321	360
Intangible assets for power purchase agreements, net	2,214	2,303
Other intangible assets, net	71	71
Derivative instruments	117	82
Right-of-use assets, net	597	597
Other non-current assets	224	202
Total other assets	3,544	3,615
Total Assets	$14,517	$14,701
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$412	$558
Accounts payable — trade	86	130
Accounts payable — affiliates	12	31
Derivative instruments	59	51
Accrued interest expense	55	57
Accrued expenses and other current liabilities	77	79
Total current liabilities	701	906
Other Liabilities
Long-term debt	6,797	7,479
Deferred income taxes	35	127
Derivative instruments	336	281
Long-term lease liabilities	626	627
Other non-current liabilities	305	286
Total other liabilities	8,099	8,800
Total Liabilities	8,800	9,706
Redeemable noncontrolling interest in subsidiaries	6	1
Commitments and Contingencies
Stockholders’ Equity
Preferred stock, $0.01 par value; 10,000,000 shares authorized; none issued	—	—
Class A, Class B, Class C and Class D common stock, $0.01 par value; 3,000,000,000 shares authorized (Class A 500,000,000, Class B 500,000,000, Class C 1,000,000,000, Class D 1,000,000,000); 202,143,697 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,829,344, Class D 41,961,750) at June 30, 2024 and 202,080,794 shares issued and outstanding (Class A 34,613,853, Class B 42,738,750, Class C 82,391,441, Class D 42,336,750) at December 31, 2023	1	1
Additional paid-in capital	1,830	1,732
Retained earnings	314	361
Accumulated other comprehensive income	5	7
Noncontrolling interest	3,561	2,893
Total Stockholders’ Equity	5,711	4,994
Total Liabilities and Stockholders’ Equity	$14,517	$14,701

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended June 30,
(In millions)	2024	2023
Cash Flows from Operating Activities
Net (Loss) Income	$(42)	$44
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Equity in earnings of unconsolidated affiliates	(20)	—
Distributions from unconsolidated affiliates	15	11
Depreciation, amortization and accretion	307	256
Amortization of financing costs and debt discounts	7	6
Amortization of intangibles	91	94
Loss on debt extinguishment	3	—
Reduction in carrying amount of right-of-use assets	8	8
Changes in deferred income taxes	(1)	9
Changes in derivative instruments and amortization of accumulated OCI	49	(51)
Cash used in changes in other working capital:
Changes in prepaid and accrued liabilities for tolling agreements	(16)	(56)
Changes in other working capital	(124)	(112)
Net Cash Provided by Operating Activities	277	209
Cash Flows from Investing Activities
Acquisition of Drop Down Assets, net of cash acquired	(671)	(7)
Capital expenditures	(202)	(109)
Return of investment from unconsolidated affiliates	35	10
Decrease in note receivable — affiliate	184	—
Investments in unconsolidated affiliates	—	(10)
Other	7	—
Net Cash Used in Investing Activities	(647)	(116)
Cash Flows from Financing Activities
Contributions from noncontrolling interests, net of distributions	1,399	275
Payments of dividends and distributions	(164)	(153)
Tax-related distributions	—	(19)
Proceeds from the issuance of long-term debt	236	42
Payments of debt issuance costs	(4)	(8)
Payments for long-term debt	(1,577)	(306)
Other	(1)	(2)
Net Cash Used in Financing Activities	(111)	(171)
Net Decrease in Cash, Cash Equivalents and Restricted Cash	(481)	(78)
Cash, Cash Equivalents and Restricted Cash at Beginning of Period	1,051	996
Cash, Cash Equivalents and Restricted Cash at End of Period	$570	$918

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2024
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2023	$—	$1	$1,732	$361	$7	$2,893	$4,994
Net loss	—	—	—	(2)	—	(45)	(47)
Unrealized (loss) gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(2)	1	(1)
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(1)	(1)
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	215	215
Transfers of assets under common control	—	—	2	—	—	(42)	(40)
Non-cash adjustments for change in tax basis	—	—	6	—	—	—	6
Stock-based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(47)	—	(34)	(81)
Other	—	—	—	(1)	—	—	(1)
Balances at March 31, 2024	—	1	1,741	311	5	2,987	5,045
Net income (loss)	—	—	—	51	—	(51)	—
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	—	1	1
Contributions from CEG, net of distributions, cash	—	—	—	—	—	222	222
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	988	988
Distributions to noncontrolling interests, net of contributions, non-cash	—	—	—	—	—	(1)	(1)
Transfers of assets under common control	—	—	5	—	—	(549)	(544)
Non-cash adjustments for change in tax basis	—	—	85	—	—	—	85
Stock-based compensation	—	—	(1)	—	—	—	(1)
Common stock dividends and distributions to CEG unit holders	—	—	—	(48)	—	(35)	(83)
Other	—	—	—	—	—	(1)	(1)
Balances at June 30, 2024	$—	$1	$1,830	$314	$5	$3,561	$5,711

CLEARWAY ENERGY, INC.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
For the Six Months Ended June 30, 2023
(Unaudited)

(In millions)	Preferred Stock	Common Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive Income	Noncontrolling Interest	Total Stockholders’ Equity
Balances at December 31, 2022	$—	$1	$1,761	$463	$9	$1,792	$4,026
Net loss	—	—	—	—	—	(43)	(43)
Unrealized loss on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	(1)	(2)	(3)
Contributions from CEG, net of distributions, cash	—	—	—	—	—	30	30
Contributions from noncontrolling interests, net of distributions, cash	—	—	—	—	—	215	215
Transfers of assets under common control	—	—	(52)	—	—	46	(6)
Non-cash adjustments for change in tax basis	—	—	9	—	—	—	9
Stock based compensation	—	—	1	—	—	—	1
Common stock dividends and distributions to CEG unit holders	—	—	—	(44)	—	(32)	(76)
Balances at March 31, 2023	—	1	1,719	419	8	2,006	4,153
Net income	—	—	—	38	—	40	78
Unrealized gain on derivatives and changes in accumulated OCI, net of tax	—	—	—	—	1	2	3
Distributions to CEG, net of contributions, cash	—	—	—	—	—	(4)	(4)
Distributions to noncontrolling interests, net of contributions, cash	—	—	—	—	—	(5)	(5)
Tax-related distribution	—	—	—	—	—	(19)	(19)
Stock based compensation	—	—	(1)	—	—	—	(1)
Common stock dividends and distributions to CEG unit holders	—	—	—	(45)	—	(32)	(77)
Other	—	—	—	—	—	(1)	(1)
Balances at June 30, 2023	$—	$1	$1,718	$412	$9	$1,987	$4,127

Appendix Table A-1: Three Months Ended June 30, 2024, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Corporate	Total
Net Income (Loss)	$9	$38	$(43)	$4
Plus:
Income Tax Expense	—	—	10	10
Interest Expense, net	7	49	21	77
Depreciation, Amortization, and ARO	27	126	—	153
Contract Amortization	4	42	—	46
Loss on Debt Extinguishment	—	2	—	2
Mark to Market (MtM) Losses on economic hedges	6	37	—	43
Transaction and integration costs	—	—	3	3
Other non-recurring	1	—	—	1
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	12	—	15
Non-Cash Equity Compensation	—	—	(1)	(1)
Adjusted EBITDA	$57	$306	$(10)	$353

Appendix Table A-2: Three Months Ended June 30, 2023, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Corporate	Total
Net Income (Loss)	$37	$98	$(51)	$84
Plus:
Income Tax Expense	—	—	22	22
Interest Expense, net	7	21	18	46
Depreciation, Amortization, and ARO	32	96	—	128
Contract Amortization	5	42	—	47
Mark to Market (MtM) Gains on economic hedges	—	(26)	—	(26)
Transaction and integration costs	—	—	2	2
Other non-recurring	(8)	1	—	(7)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	3	16	—	19
Non-Cash Equity Compensation	—	—	1	1
Adjusted EBITDA	$76	$248	$(8)	$316

Appendix Table A-3: Six Months Ended June 30, 2024, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Corporate	Total
Net Income (Loss)	$25	$(6)	$(61)	$(42)
Plus:
Income Tax Benefit	—	—	(3)	(3)
Interest Expense, net	13	63	41	117
Depreciation, Amortization, and ARO	59	248	—	307
Contract Amortization	9	83	—	92
Loss on Debt Extinguishment	—	3	—	3
Mark to Market (MtM) (Gain)/Loss on economic hedges	(5)	72	—	67
Transaction and Integration costs	—	—	4	4
Other Non-recurring	1	(1)	—	—
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	6	13	—	19
Non-Cash Equity Compensation	—	—	—	—
Adjusted EBITDA	$108	$475	$(19)	$564

Appendix Table A-4: Six Months Ended June 30, 2023, Segment Adjusted EBITDA Reconciliation
The following table summarizes the calculation of Adjusted EBITDA and provides a reconciliation to Net Income/(Loss):

($ in millions)	Conventional	Renewables	Corporate	Total
Net Income (Loss)	$61	$50	$(67)	$44
Plus:
Income Tax Expense	—	—	10	10
Interest Expense, net	17	83	36	136
Depreciation, Amortization, and ARO	65	191	—	256
Contract Amortization	11	83	—	94
Mark to Market (MtM) (Gain)/Loss on economic hedges	—	(45)	—	(45)
Transaction and Integration costs	—	—	2	2
Other Non-recurring	(8)	5	—	(3)
Adjustments to reflect CWEN’s pro-rata share of Adjusted EBITDA from Unconsolidated Affiliates	6	32	—	38
Non-Cash Equity Compensation	—	—	2	2
Adjusted EBITDA	$152	$399	$(17)	$534

Appendix Table A-5: Cash Available for Distribution Reconciliation
The following table summarizes the calculation of Cash Available for Distribution and provides a reconciliation to Cash from Operating Activities:

	Three Months Ended		Six Months Ended
($ in millions)	6/30/24	6/30/23	6/30/24	6/30/23
Adjusted EBITDA	$353	$316	$564	$534
Cash interest paid	(66)	(55)	(156)	(148)
Changes in prepaid and accrued liabilities for tolling agreements	(6)	(17)	(16)	(56)
Adjustments to reflect sale-type leases and payments for lease expenses	2	2	5	3
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(22)	(21)	(39)	(36)
Distributions from unconsolidated affiliates	6	5	15	11
Changes in working capital and other	(71)	(96)	(96)	(99)
Cash from Operating Activities	196	134	277	209
Changes in working capital and other	71	96	96	99
Return of investment from unconsolidated affiliates[3]	3	1	7	10
Net contributions (to)/from non-controlling interest[4]	(24)	(10)	(29)	(20)
Maintenance capital expenditures	(2)	(6)	(4)	(13)
Principal amortization of indebtedness[5]	(67)	(78)	(118)	(152)
Cash Available for Distribution before Adjustments	$177	$137	$229	$133
2024 Net Impact of drop downs from timing of construction debt service	10	—	10	—
Cash Available for Distribution[6]	$187	$137	$239	$133

3 2024 excludes $28 million related to Rosamond Central BESS return of capital at substantial completion funding
4 2024 excludes $1,230 million of contributions related to the funding of Texas Solar Nova 2, Rosamond Central Battery Storage, Victory Pass, Arica & Cedar Creek; 2023 excludes $229 million of contributions related to the funding of Rosamond Central Battery Storage, Waiawa, and Daggett
5 2024 excludes $2,545 million for the repayment of bridge loans in connection with Texas Solar Nova 2, Victory Pass, Arica & Cedar Creek and $137 million due to repayment of NIMH balloon; 2023 excludes $130 million for the repayment of construction loans in connection with Waiawa and Daggett, and $24 million for the repayment of balloon at Walnut Creek Holdings;
6 Excludes income tax payments related to Thermal sale

Appendix Table A-6: Six Months Ended June 30, 2024, Sources and Uses of Liquidity
The following table summarizes the sources and uses of liquidity in 2024:

Six Months Ended
($ in millions)	6/30/24
Sources:
Contributions from noncontrolling interests, net of distributions	1,399
Net cash provided by operating activities	277
Proceeds from issuance of long-term debt	236
Decrease in note receivable — affiliate	184
Return of investments from unconsolidated affiliates	35
Other net cash inflows	2

Uses:
Payments for long-term debt	(1,577)
Acquisition of Drop Down Assets, net of cash acquired	(671)
Capital expenditures	(202)
Payments of dividends and distributions	(164)

Change in total cash, cash equivalents, and restricted cash	$(481)

Appendix Table A-7: Adjusted EBITDA and Cash Available for Distribution Guidance

($ in millions)	2024 Full Year Guidance
Net Income	90
Income Tax Expense	20
Interest Expense, net	330
Depreciation, Amortization, and ARO Expense	680
Adjustment to reflect CWEN share of Adjusted EBITDA in unconsolidated affiliates	50
Non-Cash Equity Compensation	5
Adjusted EBITDA	1,175
Cash interest paid	(310)
Changes in prepaid and accrued liabilities for tolling agreements	(5)
Adjustments to reflect sale-type leases and payments for lease expenses	10
Pro-rata Adjusted EBITDA from unconsolidated affiliates	(85)
Cash distributions from unconsolidated affiliates[7]	45
Cash from Operating Activities	830
Net distributions to non-controlling interest[8]	(100)
Maintenance capital expenditures	(40)
Principal amortization of indebtedness[9]	(295)
Cash Available for Distribution	395

Appendix Table A-8: Adjusted EBITDA and Cash Available for Distribution Growth Projects

($ in millions)	Luna Valley and Daggett 1 5 Year Ave. 2026-2030
Net Income	3
Interest Expense, net	18
Depreciation, Amortization, and ARO Expense	24
Adjusted EBITDA	45
Cash interest paid	(18)
Cash from Operating Activities	27
Net distributions (to)/from non-controlling interest	(6)
Network Upgrade Reimbursements	5
Maintenance capital expenditures	(1)
Principal amortization of indebtedness	(11)
Estimated Cash Available for Distribution	14

7 Distribution from unconsolidated affiliates can be classified as Return of Investment on Unconsolidated Affiliates when actuals are reported. This is below cash from operating activities
8 Includes tax equity proceeds and distributions to tax equity partners
9 2024 excludes maturities assumed to be refinanced

Non-GAAP Financial Information

EBITDA and Adjusted EBITDA

EBITDA, Adjusted EBITDA, and Cash Available for Distribution (CAFD) are non-GAAP financial measures. These measurements are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance. The presentation of non-GAAP financial measures should not be construed as an inference that Clearway Energy’s future results will be unaffected by unusual or non-recurring items.

EBITDA represents net income before interest (including loss on debt extinguishment), taxes, depreciation and amortization. EBITDA is presented because Clearway Energy considers it an important supplemental measure of its performance and believes debt and equity holders frequently use EBITDA to analyze operating performance and debt service capacity. EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP. Some of these limitations are:
•EBITDA does not reflect cash expenditures, or future requirements for capital expenditures, or contractual commitments;
•EBITDA does not reflect changes in, or cash requirements for, working capital needs;
•EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on debt or cash income tax payments;
•Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements; and
•Other companies in this industry may calculate EBITDA differently than Clearway Energy does, limiting its usefulness as a comparative measure.

Because of these limitations, EBITDA should not be considered as a measure of discretionary cash available to use to invest in the growth of Clearway Energy’s business. Clearway Energy compensates for these limitations by relying primarily on our GAAP results and using EBITDA and Adjusted EBITDA only supplementally. See the statements of cash flow included in the financial statements that are a part of this news release.

Adjusted EBITDA is presented as a further supplemental measure of operating performance. Adjusted EBITDA represents EBITDA adjusted for mark-to-market gains or losses, non-cash equity compensation expense, asset write offs and impairments; and factors which we do not consider indicative of future operating performance such as transition and integration related costs. The reader is encouraged to evaluate each adjustment and the reasons Clearway Energy considers it appropriate for supplemental analysis. As an analytical tool, Adjusted EBITDA is subject to all of the limitations applicable to EBITDA. In addition, in evaluating Adjusted EBITDA, the reader should be aware that in the future Clearway Energy may incur expenses similar to the adjustments in this news release.

Management believes Adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. This measure is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired.

Additionally, Management believes that investors commonly adjust EBITDA information to eliminate the effect of restructuring and other expenses, which vary widely from company to company and impair comparability. As we define it, Adjusted EBITDA represents EBITDA adjusted for the effects of impairment losses, gains or losses on sales, non-cash equity compensation expense, dispositions or retirements of assets, any mark-to-market gains or losses from accounting for derivatives, adjustments to exclude gains or losses on the repurchase, modification or extinguishment of debt, and any extraordinary, unusual or non-recurring items plus adjustments to reflect the Adjusted EBITDA from our unconsolidated investments. We adjust for these items in our Adjusted EBITDA as our management believes that these items would distort their ability to efficiently view and assess our core operating trends.

In summary, our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to readily view operating trends, as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations, and in communications with our Board of Directors, shareholders, creditors, analysts and investors concerning our financial performance.

Cash Available for Distribution

A non-GAAP measure, Cash Available for Distribution is defined as of June 30, 2024 as Adjusted EBITDA plus cash distributions/return of investment from unconsolidated affiliates, cash receipts from notes receivable, cash distributions from noncontrolling interests, adjustments to reflect sales-type lease cash payments and payments for lease expenses, less cash distributions to noncontrolling interests, maintenance capital expenditures, pro-rata Adjusted EBITDA from unconsolidated affiliates, cash interest paid, income taxes paid, principal amortization of indebtedness, changes in prepaid and accrued capacity payments, and adjusted for development expenses. Management believes CAFD is a relevant supplemental measure of the Company’s ability to earn and distribute cash returns to investors.

We believe CAFD is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of our ability to make quarterly distributions. In addition, CAFD is used by our management team for determining future acquisitions and managing our growth. The GAAP measure most directly comparable to CAFD is cash provided by operating activities.

However, CAFD has limitations as an analytical tool because it does not include changes in operating assets and liabilities and excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations. CAFD is a non-GAAP measure and should not be considered an alternative to cash provided by operating activities or any other performance or liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs. In addition, our calculations of CAFD are not necessarily comparable to CAFD as calculated by other companies. Investors should not rely on these measures as a substitute for any GAAP measure, including cash provided by operating activities.